Exhibit 99.1

MIRAGEN ANNOUNCES PRICING OF $15.0 MILLION PUBLIC OFFERING OF COMMON STOCK AND

WARRANTS TO PURCHASE COMMON STOCK

BOULDER, CO, February 7, 2020 – miRagen Therapeutics, Inc. (NASDAQ: MGEN), a clinical-stage biopharmaceutical company focused on the discovery and development of RNA-targeted therapies, today announced the pricing of an underwritten public offering of 15,000,000 shares of its common stock and warrants to purchase up to an aggregate of 7,500,000 shares of its common stock. Each share of common stock is being sold together with one-half warrant, with each whole warrant exercisable to purchase one whole share of common stock. Each share of common stock and accompanying one-half warrant is being sold for a combined purchase price of $1.00, for a gross deal size of $15.0 million, not including any future proceeds from the exercise of the warrants and before deducting the underwriting discounts and commissions and offering expenses. Each whole warrant will have an exercise price of $1.10 per share, will be exercisable immediately and will expire on the fifth anniversary of the date of issuance. The shares of common stock and warrants can only be purchased together but will be issued separately and will be immediately separable upon issuance. The offering is expected to close on February 11, 2020, subject to customary closing conditions.

Oppenheimer & Co. Inc. is acting as the sole underwriter for the offering.

This offering is being made pursuant to an effective shelf registration statement of miRagen filed with the Securities and Exchange Commission (the SEC). The offering will be made only by means of a written prospectus and prospectus supplement that form part of the registration statement. A preliminary prospectus supplement related to the offering and accompanying prospectus has been filed and is available for free on the SEC’s website at http://www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Oppenheimer & Co. Inc., Attention: Equity Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, (212) 667-8055, ecmexecution@opco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About miRagen Therapeutics, Inc.

miRagen Therapeutics, Inc. is a clinical-stage biopharmaceutical company discovering and developing proprietary RNA-targeted therapies with a specific focus on microRNAs and their role in diseases where there is a high unmet medical need. miRagen has three clinical stage product candidates, cobomarsen, remlarsen, and MRG-110. miRagen is developing cobomarsen for the treatment of patients with certain cancers, including cutaneous T-cell lymphoma and adult T-cell leukemia/lymphoma. Cobomarsen, is an inhibitor of microRNA-155, which is found at abnormally high levels in malignant cells of several blood cancers. miRagen is also developing remlarsen and MRG-229, which are product candidates for the treatment of patients with pathological fibrosis. These product candidates are replacements for microRNA-29, which is found at abnormally low levels in a number of pathological fibrotic conditions, including cutaneous, cardiac, renal, hepatic, pulmonary and ocular fibrosis, as well as in systemic sclerosis. MRG-110, an inhibitor of microRNA-92, is miRagen’s product candidate for the treatment of heart failure and other ischemic disease. For more information, please visit www.miragen.com. For information on clinical trials please visit www.clinicaltrials.gov.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including without limitation statements regarding the anticipated public offering and use of proceeds therefrom, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation: the completion of the public offering; that miRagen has incurred losses since its inception, and anticipates that it will continue to incur significant losses for the foreseeable future; future financing activities may cause miRagen to restrict its operations or require it to relinquish rights; miRagen may fail to demonstrate safety and efficacy of its product candidates; miRagen’s product candidates are unproven and may never lead to marketable products; miRagen’s product candidates are based on a relatively novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval, if at all; miRagen’s product candidates may cause undesirable side effects or have other properties that could delay or prevent the regulatory approval; and the results of miRagen’s clinical trials to date are not sufficient to show safety and efficacy of miRagen’s product candidates and may not be indicative of future clinical trial results.

miRagen has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in miRagen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, the preliminary prospectus supplement related to the proposed offering and subsequent periodic and current reports filed with the SEC. Moreover, miRagen operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for its management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. miRagen undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor/Media Contact:

Dan Ferry

LifeSci Advisors

(617) 535-7746

daniel@lifesciadvisors.com